                                                                    EXHIBIT 10.2


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

                                  BY AND AMONG

                           NEOGENE TECHNOLOGIES, INC.

                         SPECTRUM PHARMACEUTICALS, INC.

                                       AND

                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                  March 26, 2004

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                        SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release (the "Agreement") is made and entered into as of March 26, 2004 ("Effective Date"), by and between NeoGene Technologies, Inc., a California corporation (the "Company"), Spectrum Pharmaceuticals, Inc. ("Spectrum") and The Regents of the University of California, a California corporation, (the "University"). The Company, Spectrum and the University are referred to collectively herein as the "Parties."

      WHEREAS, the Company and the University are parties to that certain Sublease Agreement (the "Sublease") dated as of November 1, 2000, pursuant to which the Company owes certain payments to the University, including but not limited to payments for Basic Rent, Operating Expenses and Tenant Contributions, as defined in the Sublease, for premises, located at 101 Theory Drive, Suite 200, Irvine, California, leased by the University to the Company under the Sublease (the "Premises");

      WHEREAS, Spectrum and the University are parties to that certain Guaranty of Performance agreement dated November 3, 2003 (the "Guaranty"), pursuant to which Spectrum guaranteed the performance of the Company's obligations under the Sublease;

      WHEREAS, the Parties have had various disputes respecting the rights, obligations, and performance of the Parties under and/or respecting the Sublease, the Guaranty and other matters, including but not limited to, a charge paid by Spectrum to University for testing conducted by University's faculty (the "FLIPR charge"), and issues concerning the ownership of certain intellectual property (collectively, the "Disputes");

      WHEREAS, the Parties mutually desire to cancel and terminate the Sublease and the Guaranty, and also to resolve any and all disputes between them on the terms and conditions herein provided;

      NOW, THEREFORE, in consideration of the mutual promises herein made, the representations, warranties, and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

      1. Payment of Cash, Release of Claims and Assignment of Equipment. In consideration of the termination of the Sublease and the Guaranty, and the mutual release set forth below, the Company will, concurrent with delivery to University of a copy of this Agreement executed by Company and Spectrum, (a) pay $500,000 to the University by check, (b) waive and release any claims with regard to the FLIPR charge, and (c) execute and deliver to the University at the same time the Bill of Sale (the "Bill of Sale"), the form of which is attached hereto as Exhibit A, with respect to certain personal property listed therein (the "Equipment").

      Spectrum and the Company make no warranties, express, or implied, regarding the Equipment's condition, nor do they make any warranties, express or implied, regarding the Equipment's merchantability or fitness for a particular purpose or use. The Equipment is being assigned to the University on an "as-is" basis.

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      2. Acknowledgement

            (a) Termination of Sublease and Guaranty. Effective upon payment by Spectrum of all amounts due under this Agreement, the Sublease and Guaranty are hereby terminated, and no further amounts shall become owing by the Company or Spectrum to the University under the Sublease or the Guaranty.

            (b) Cancellation of Lease Amounts. Effective upon payment by Spectrum of all amounts due under this Agreement, the University shall cancel and deem paid in full all outstanding amounts, including but not limited to, Basic Rent, Operating Expenses and Tenant Contributions, owed or to become owed by the Company or Spectrum to the University under the Sublease or the Guaranty, or arising from or in connection with the operation of the business of the Company or Spectrum at the Premises (the "Lease Amounts").

      3. Representations and Warranties.

            (a)   Representations and Warranties of the Company and Spectrum.

                  (i) Company is the sole owner and holder of the leasehold estate and leasehold interest created by the Sublease, and Company has not made or agreed to make any assignment, sublease, transfer, conveyance, encumbrance, or other disposition of the Sublease, Company's leasehold estate or leasehold interest, the Premises, or the Disputes, including, without limitation, any right of occupancy or possession or any other right, title or interest under or arising by virtue of the Sublease, or of any claim, demand, obligation, liability, action or cause of action arising under, from, respecting, or pursuant to the Sublease or any rights of possession arising under, from, respecting or pursuant to the Sublease, Company's leasehold estate or leasehold interest, the Premises, or the Disputes.

                  (ii) Company and Spectrum have the full power, capacity, authority and legal right to enter into, execute, and/or deliver this Agreement.

                  (iii) The persons executing this Agreement on behalf of Company and Spectrum have the full right, power and authority to execute this Agreement on behalf of Company and Spectrum and to bind Company and Spectrum without the consent or approval of any other person or entity.

                  (iv) This Agreement is a legal, valid and binding agreement, and gives rise to obligations of Company and Spectrum which are enforceable in accordance with its terms.

                  (v) Company and/or Spectrum have not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by their creditors,
(3) suffered the appointment of a receiver to take possession of all or substantially all of their assets, (4) suffered the attachment or other judicial seizure of all or substantially all of their assets, (5) admitted in writing their inability to pay their debts as they become due, or (6) made an offer of settlement, extension or composition to their creditors generally.

                  (vi) The termination of the Sublease and Guaranty is in consideration of, among other things, the payment by Company and Spectrum of the consideration specified in

Paragraph 1, above, and this Agreement and the payment of the consideration are freely and fairly made, and the consideration therefor is fair and adequate.

                  (vii) At the time of the execution of this Agreement, Company and Spectrum are generally paying their debts as they become due, and the aggregate value of their assets at fair value exceeds the aggregate value of their liabilities.

                  (viii) Company is the sole owner of the equipment listed in
Exhibit 1 to the Bill of Sale and holds the title to such equipment. At the time of execution of this Agreement, Company shall provide to University documentation evidencing its ownership of the equipment listed in Exhibit 1 to the Bill of Sale.

            (b)   Representations and Warranties of the University.

                  (i) University is the holder of the lessor's interest in the Sublease, and University has not made or agreed to make any assignment, transfer, conveyance, encumbrance, or other disposition of the lessor's interest in the Sublease, the Guaranty, the Premises (except to Company pursuant to the Sublease), or the Disputes, including, without limitation, any right of occupancy or possession or any other right, title or interest under or arising by virtue of the Sublease, or of any claim, demand, obligation, liability, action or cause of action arising under, from, respecting, or pursuant to the Sublease or the Guaranty, or any rights of possession arising under, from, respecting or pursuant to the Premises, University's interest in the Premises, or the Disputes.

                  (ii) This Agreement is a legal, valid and binding agreement, and gives rise to obligations of University which are enforceable in accordance with its terms.

                  (iii) The termination of the Sublease and Guaranty is in consideration of, among other things, the payment by Company and Spectrum of the consideration specified in Paragraph 1, and this Agreement and the termination of the Sublease is freely and fairly made, and the consideration therefor is fair and adequate.

      4. Mutual Indemnity.

            (a) By Company and Spectrum. Company and Spectrum agree to forever indemnify, defend (by counsel reasonably acceptable to University) and hold University free and harmless of, from, and against any and all Claims (as defined below): (i) arising from a breach of any representation or warranty set forth in Paragraph 3(a) above; or (ii) arising under, respecting or pursuant to the Sublease or the Disputes, which may be asserted by any third party, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or Claim are caused by or result from the negligent or intentional acts or omissions of Company and/or Spectrum, or their officers, employees, or agents. As used herein, "Claim" means any demand, claim, cause of action, legal or administrative proceeding, loss, liability, damage, penalty, fine, hen, judgment, cost or expense whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, arising under, respecting, or pursuant to the Sublease or the Disputes.

            (b) By University. University agrees to forever indemnify, defend (by counsel reasonably acceptable to the indemnified Party) and hold Company and Spectrum free and harmless of, from, and against any and all Claims (as defined below): (i) arising from a breach of any representation or warranty set forth in Paragraph 3(b) above; or (ii) arising under, respecting or pursuant to the Sublease or the Disputes, which may be asserted by any third party, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or Claim are caused by or result from the negligent or intentional acts or omissions of University, its officers employees, or agents. As used herein, "Claim" means any demand, claim, cause of action, legal or administrative proceeding, loss, liability, damage, penalty, fine, lien, judgment, cost or expense whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, arising under, respecting, or pursuant to the Sublease, the Guaranty, the Premises, the transactions contemplated by the Sublease, or the Disputes.

      5.    Release.

            (a) University Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the University and its officers, agents, successors and assigns do hereby release and forever discharge the Company and Spectrum, together with their respective past, present and future affiliates, employees, agents, representatives, partners, shareholders, officers and directors, attorneys, successors and assigns (collectively, the "Spectrum Parties") of and from all common law and statutory claims, demands, damages, debts, losses, actions and causes of action, suits, rights, liabilities, contracts, duties and obligations, of any kind and nature whatsoever, whether known or unknown, accrued or to accrue, contingent or liquidated (collectively "University Claims"), that the University had, now has or may have against any Spectrum Parties, arising from or in connection with the Sublease, the Guaranty, the Disputes, and the operation of the business of the Company or Spectrum at the Premises prior to the Effective Date, to the fullest extent permitted by law.

            (c) Company and Spectrum Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Spectrum and their heirs, successors and assigns do hereby release and forever discharge the University, together with its respective past, present and future affiliates, employees, agents, representatives, officers,,attorneys, successors and assigns (collectively, the "University Parties") of and from all common law and statutory claims, demands, damages, debts, losses, actions and causes of action, suits, rights, liabilities, contracts, duties and obligations, of any kind and nature whatsoever, whether known or unknown, accrued or to accrue, contingent or liquidated (collectively "Spectrum Claims"), that the Company and Spectrum had, now have or may have against any University Parties, arising from or in connection with the Sublease, the Guaranty, the Disputes, and the operation of the business of the Company or Spectrum at the Premises prior to the Effective Date, to the fullest extent permitted by law.

            (d) General Release. It is the intention of the Parties in providing the above releases that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified; and in furtherance of this intention, the Parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code and expressly agree that the above release is intended to and does extend to and cover claims of the type referred to in said Section 1542, which reads as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
            WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO
            EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
            RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
            MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
            DEBTOR."

            The Parties expressly consent that the above release shall be given full force and effect according to each and all of its express terms and provisions, including as well those relating to the unknown and unsuspected claims, demands and causes of action hereinabove specified.

      6. Enforcement of Release. The release set forth in Section 5 above may be pleaded as the full and complete defense to, and as a basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted or attempted with respect to any Claim. If the University brings an action in respect of any Claim released hereby, the Company and Spectrum shall be entitled to recover its costs and expenses, including court costs and attorneys' fees, if any, incurred in connection with such suit, including appeals therefrom, whether or not such action is prosecuted to final judgment. If the Company or Spectrum brings an action in respect of any Claim released hereby, the University shall be entitled to recover its costs and expenses, including court costs and attorneys' fees, if any, incurred in connection with such suit, including appeals therefrom, whether or not such action is prosecuted to final judgment.

      7. Compromise. The Parties hereto acknowledge and agree that this Agreement is entered into as a compromise settlement which is not in any respect or for any purpose to be deemed or construed as an admission or concession of any liability whatsoever on the part of any party hereto.

      8. Advice of Counsel. The Parties have carefully and completely read this Agreement, have not relied upon any representations or warranties of the other parties (except as set forth in this Agreement) in signing it, have had an opportunity to review it with their attorneys, and are satisfied they understand its terms.

      9. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the date of this Agreement (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant as of the date of this Agreement) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

      10. Condition Precedent. This Agreement shall not be binding on the University unless and until the Board of Regents of the University of California has formally approved of the terms of this settlement and such formal approval has been communicated to counsel for Spectrum and Company. The University will seek this formal approval immediately following the receipt by the University's counsel of a copy of this Agreement executed by Spectrum and

Company, but with the Effective Date left blank. The University will date, execute and deliver this Agreement upon approval by its Board of Regents. The University agrees not to cash the check delivered by the Company pursuant to
Section 1 of this Agreement, and will hold the cashier's check in escrow, until its Board of Regents has formally approved of the terms of this settlement and such formal approval has been communicated to counsel for Spectrum and Company, and the University executes this Agreement.

      11.   Miscellaneous.

            (a) Further Assurances. The Parties shall deliver or cause to be delivered to the other parties on the date hereof and at such other times and places as shall be reasonably agreed to, such additional instruments as any of the other parties may reasonably request for the purposes of carrying out this Agreement.

            (b) Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties, the Spectrum Parties, as defined in Section 5(a) of this Agreement, and the University Parties, as defined in Section 5(b) of this Agreement, and their respective successors and permitted assigns.

            (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned by any party without the prior written consent of the other party.

            (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

            (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the University:

                        University of California Irvine
                        Campus Asset Management
                        750 University Tower
                        Irvine, CA 92697
                        Facsimile: (949)824-2145
                        Telephone: (949) 824-8056

                        with a copy to:

                              Office of the Counsel to the Chancellor
                        University of California, Irvine
                        560 Administration Building
                        Irvine, CA 92697-1900
                        Facsimile: (949) 824-8654
                        Telephone: (949) 824-8343

                  If to the Company or Spectrum:

                        157 Technology Drive
                        Irvine, CA 92618
                        Attn: Rajesh C. Shortriya
                        Fax: (949) 788-6706

                        with a copy to:

                        Latham & Watkins LLP
                        650 Town Center Drive, Suite 2000
                        Costa Mesa, CA 92626
                        Attn: Alan W. Pettis, Esq.
                        Fax: (714)755-8290

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

            (j) Judicial Reference. Any controversy or claim between the Parties, whether arising in contract or tort or by statute that arises out of or relates to this Agreement ("Controversy") shall be resolved as follows: The Parties shall designate a referee (or, if the Parties cannot agree, the court shall designate a referee), and the designated referee shall be appointed by a court as provided in Section 638 of the California Code of Civil Procedure and the following related Sections to hear and determine all issues of fact and law. The referee shall be a retired judge. Any award that results from the decision of the referee shall be entered as a judgment in the court that appointed the referee, in accordance with the provisions of Sections 644 and 645 of the California Code of Civil Procedure. The filing of a court action shall not constitute a waiver of the right of any Party, including the suing Party, thereafter to require submission of the Controversy to a referee. By agreeing to this subparagraph (j), the Parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Controversy.

            (k) Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.

            (l) Severability. Except for Paragraphs 1 and/or 2 hereof, any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (m) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                                     *****

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                            NEOGENE TECHNOLOGIES, INC.

                            By:     /s/ RAJESH C. SHROTRIYA
                                    ------------------------------------
                            Title:  PRESIDENT

                            SPECTRUM PHARMACEUTICALS, INC.

                            By:     /s/ RAJESH C. SHROTRIYA
                                    ------------------------------------
                            Title: CHAIRMAN, CHIEF EXECUTIVE OFFICER & PRESIDENT
                                    3/26/04

                            REGENTS OF THE UNIVERSITY OF CALIFORNIA

                            By:    /s/ ERIC K. BEHRENS
                                   -------------------------------------
                            Title:  UNIVERSITY COUNSEL

                                    Exhibit A

                                  BILL OF SALE

            FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, NEOGENE TECHNOLOGIES, INC., a California corporation and SPECTRUM PHARMACEUTICALS, INC., a California corporation (collectively, "Seller") do on March 26, 2004, grant, convey, transfer, assign, bargain, sell, deliver and set over unto THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, its successors and assigns ("Buyer") all of the Seller's right, title, and interest in and to the following personal property located in and upon and used in connection with the operation of the premises ("Premises") located at 101 Theory Drive, Suite 200, in the City of Irvine, California:

            (a) all appliances, parts, instruments, equipment, personal property, appurtenances, accessories, furnishings, fixtures and other property owned by Seller and incorporated or installed in or on the Premises and including without limitation any related instructions, manuals, reports, plans, renderings, permits, or approvals (collectively, the "Personal Property"), and

            (b) all warranties, guaranties and indemnities, if any, whether those warranties, guaranties and indemnities are express or implied, and all similar rights which Seller may have against any manufacturer, supplier, seller, engineer, contractor or builder, in respect of the Personal Property, or any portion of the Personal Property (collectively, "Warranties").

The Personal Property includes, without limitation, the items described on
Exhibit 1 attached hereto.

      Seller warrants that there will be no UCC Filings, Bulk Sale creditors or other security interests, liens, claims, pledges, encumbrances, charges, or restrictions which affect the Personal Property and Seller will forever indemnify and defend Buyer from any and all such liens or claims. Seller, jointly and severally, shall protect, defend, indemnify and hold Buyer harmless from any and all liability, loss, cost, damage or expense (including, without limitation, attorneys' fees) arising or accruing before the date hereof in connection with the assets of Seller transferred and assigned hereby, and from and against any and all claims of any third party which may be asserted against Buyer by reason of any alleged obligation or undertaking on Seller's part to perform or discharge any obligation, duty or liability arising or accruing before the date hereof in connection with the assets of Seller transferred and assigned hereby. Other than as set forth in this paragraph, Seller disclaims all warranties, express or implied, including warranties of fitness for a particular purpose or use and of merchantability, with respect to the Personal Property.

      This Bill of Sale shall in all respects be governed by, and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed and delivered as of the day and year first above written.

                       SELLER:

                       NEOGENE TECHNOLOGIES, INC., a California corporation

                       By:  /s/ RAJESH C. SHROTRIYA
                            ---------------------------
                            NAME:  RAJESH C. SHROTRIYA

                            Title: PRESIDENT

                       SPECTRUM PHARMACEUTICALS, INC., a
                       California corporation

                       By:  /s/ RAJESH C. SHROTRIYA
                            -------------------------
                            NAME:   RAJESH C. SHROTRIYA

                            Title: CHAIRMAN, CHIEF EXECUTIVE OFFICER & PRESIDENT
                                    3/26/04

EXHIBIT 1 to Bill of Sale

Equipment

Mass Spec QTOF II Machine